UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 1, 2020

Giga-tronics Incorporated

(Exact Name of Registrant as Specified in Charter)

California	0-12719	94-2656341
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5990 Gleason Drive, Dublin, CA		94568
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code (925) 328-4650

                                           N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	GIGA	OTCMarket

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01   Entry into a Material Definitive Agreement

On January 31, 2020, Giga-tronics Incorporated and its wholly-owned subsidiary, Microsource, Inc. (together, the “Company”) and Partners for Growth V., L.P. (the “Lender”) entered into an amendment (the “Amendment”) to the Loan and Security Agreement dated as of April 27, 2017, as amended (the “Loan Agreement”). As of January 31, 2020, the Company owed the Lender $825,000 under the Loan Agreement.

The Amendment, among other things, extends the maturity date of the loan from March 1, 2020 to March 1, 2021; requires that the Company make principal payments of $75,000 on February 1, 2020 and $57,700 on the first day of each month thereafter until maturity; provides for an annual interest rate of 16%, of which 9.5% is payable monthly and 6.5% is deferred until maturity or payoff; and adjusts and extends a modified minimum revenue financial covenant through the maturity date. In the Amendment, the Lender waived the Company’s default arising from its failure to comply with the Loan Agreement’s minimum revenue financial covenant for the calendar quarter ended December 31, 2019, which entitled the Lender to declare all outstanding amounts immediately due and payable.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Oﬀ-Balance Sheet Arrangement.

Please see Item 1.01 of this report.

Item 9.01. Financial Statements and Exhibits.

(d)

Exhibits:

Exhibit No.     Description

10.1                Modification No. 5 to Loan and Security Agreement entered into as of January 31, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 3, 2020	GIGA-TRONICS INCORPORATED

By: /s/ Lutz P. Henckels Chief Financial Officer (Principal Financial Officer)